Exhibit 99.1

Newfield Exploration Reports Third Quarter 2015 Results

•                  3Q15 net domestic production of 12.9 MMBOE exceeded guidance mid-point by 0.4 MMBOE

•                  Total Company oil production increased 42% year-over-year; domestic oil production up 11% year-over-year adjusted for asset sales

•                  3Q15 domestic lease operating expense of $4.51 per BOE was 15% below guidance; full-year 2015 lease operating expense expected to be down nearly 25% year-over-year per BOE

•                  Adjusted 3Q15 diluted earnings per share of $0.21 topped consensus estimates

•                  Full-year 2015 net domestic production forecast raised for second time to 50.0 — 50.5 MMBOE (previous forecast: 48.5 — 50.0 MMBOE); 2015 consolidated net production raised to 55.3 — 55.8 (previous forecast: 53.5 — 55.0 MMBOE)

•                  3Q15 Anadarko Basin average net production was approximately 68,000 BOEPD; 4Q15 average estimated Anadarko Basin net production increased to 74,000 BOEPD (previous forecast: 71,000 BOEPD)

•                  Milestone: Anadarko Basin daily net production levels surpassed remainder of Company’s combined domestic businesses

•                  Company reported continued improvements in average production rates from recent STACK wells

•                  Newfield sold approximately $77 million in non-strategic assets year-to-date

•                  Company reiterated 2015 capital investment budget of approximately $1.4 billion

The Woodlands, Texas — November 3, 2015 — Newfield Exploration Company (NYSE: NFX) today reported its unaudited third quarter 2015 financial results. In addition, the Company provided an updated @NFX publication on its website and plans to host a conference call at 10:00 a.m. CST on November 4, 2015. To listen to the call and to view the slide deck, please visit Newfield’s website at http://www.newfield.com. To participate in the call, dial (785) 424-1666 and enter conference code 7962303.

“Despite a challenging macro environment, Newfield is delivering on the key elements of its business plan in 2015, and we expect to enter 2016 with momentum and an improving cost structure,” said Lee K. Boothby, Newfield Chairman, President and CEO. “We took decisive steps in early 2015 to improve our balance sheet, reduce expenses and improve margins, and shifted both people and capital resources to our highest return asset — the Anadarko Basin. Our near-term priorities remain unchanged: maintaining liquidity and a strong capital structure, holding our economically resilient STACK acreage by production, capturing remaining acreage opportunities in the Anadarko Basin and improving our margins across the Company. We are focused on delivering long-term value creation for our stockholders.”

Third Quarter 2015 Results

For the third quarter, the Company recorded a net loss of $1.2 billion, or $7.52 per diluted share (all per share amounts are on a diluted basis). The loss was primarily related to a full-cost ceiling test impairment of $1.9 billion ($1.2 billion after-tax, or $7.49 per share). After adjusting for the effect of impairments, unrealized derivative losses and restructuring related costs, net income would have been $34 million, or $0.21 per share.

Revenues for the third quarter were $377 million. Net cash provided by operating activities before changes in operating assets and liabilities was $280 million.

Newfield’s total net production in the third quarter of 2015 was 14.3 MMBOE, comprised of 47% oil, 16% natural gas liquids and 37% natural gas. Domestic production in the third quarter was 12.9 MMBOE.

2015    Production Guidance and Capital Investments

Newfield increased its 2015 domestic net production guidance to 50.0 — 50.5 MMBOE (previous forecast: 48.5 — 50.0 MMBOE). With recent strong performance from its wells in the Anadarko Basin’s SCOOP and STACK, Newfield again increased its expectations for fourth quarter 2015 average net production in the Anadarko Basin to approximately 74,000 BOEPD (previous forecast: 71,000 BOEPD).

Total Company net production guidance was raised to 55.3 — 55.8 (previous forecast: 53.5 — 55.0 MMBOE). The Company’s 2015 capital budget was reiterated at approximately $1.4 billion.

Additional operational highlights for the third quarter of 2015 can be found in @NFX.

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids. We focus on U.S. resource plays and our principal areas of operation include the Mid-Continent, the Rocky Mountains and onshore Texas. We also have offshore oil developments in China.

See “Explanation and Reconciliation of Non-GAAP Financial Measures” found after the financial statements in this release.

**This release contains forward-looking information. All information other than historical facts included in this release, such as information regarding estimated or anticipated drilling plans, planned capital expenditures, and estimated production, is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability and cost of capital resources, new regulations or changes in tax legislation, labor conditions and severe weather conditions. In addition, the drilling of oil and natural gas wells and the production of hydrocarbons are subject to numerous governmental regulations and operating risks. Other factors that could impact forward-looking statements are described in “Risk Factors” in Newfield’s 2014 Annual Report on Form 10-K and other subsequent public filings with the Securities and Exchange Commission, which can be found at www.sec.gov. Unpredictable or unknown factors, not discussed in this press release, could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements.

For additional information, please contact Newfield’s Investor Relations department.

Phone: 281-210-5321

Email: info@newfield.com

	3Q15 Actual
3Q15 Actual Results	Domestic	China	Total

Production/Liftings(1)
Crude oil and condensate (MMBbls)	5.3	1.4	6.7
Natural gas (Bcf)	32.1	—	32.1
NGLs (MMBbls)	2.3	—	2.3
Total (MMBOE)	12.9	1.4	14.3

Average Realized Prices(2), (3)
Crude oil and condensate (per Bbl)	$57.45	$42.78	$54.31
Natural gas (per Mcf)	3.54	—	3.54
NGLs (per Bbl)	16.79	—	16.79
Crude oil equivalent (per BOE)	$35.51	$42.78	$36.25

Operating Expenses:(3)
Lease operating (in millions)
Recurring	$51.5	$13.6	$65.1
Major (workovers, etc.)	$5.8	$0.4	$6.2

Lease operating (per BOE)
Recurring	$4.09	$9.52	$4.64
Major (workovers, etc.)	$0.46	$0.25	$0.44

Transportation and processing (in millions)	$52.4	$—	$52.4
per BOE	$4.20	$—	$3.77

Production and other taxes (in millions)	$12.7	$0.2	$12.9
per BOE	$1.01	$0.15	$0.92

General and administrative (G&A), net (in millions)	$64.1	$1.5	$65.6
per BOE	$5.09	$1.03	$4.68

Capitalized direct internal costs (in millions)			$(14.1)
per BOE			$(0.99)

Other operating expenses, net (in millions)			$0.9
per BOE			$0.06

Interest expense (in millions)			$37.2
per BOE			$2.66

Capitalized interest (in millions)			$(8.4)
per BOE			$(0.60)

Other non-operating (income) expense (in millions)			$(1.2)
per BOE			$(0.09)

Note 1: Represents volumes lifted and sold regardless of when produced. Includes natural gas produced and consumed in operations of 1.9 Bcf during the three months ended September 30, 2015.

Note 2: Average realized prices include the effects of derivative contracts. Excluding these effects, the average realized price for domestic and total natural gas would have been $2.51 per Mcf and the average realized price for our domestic and total crude oil and condensate would have been $38.41 per barrel and $39.34 per barrel, respectively. We did not have any derivative contracts associated with our NGL or China production as of September 30, 2015.

Note 3: All per unit pricing and expenses exclude natural gas produced and consumed in operations.

2015e Production, Cost and Expense Guidance

	Domestic	China	Total
Production:
Oil (Mmbls)	21.3	5.3	26.6
NGLs (Mmbls)	8.5	—	8.5
Natural gas (Bcf)	123	—	123
Total (MMboe)	50.0 – 50.5	5.3	55.3 – 55.8

Expenses ($ mm)(1)
LOE(2)	$250	$58	$308
Transportation	$209	—	$209
Production & other taxes	$57	$1	$58

General & administrative (G&A), net(3)	$202	$7	$209
Interest expense	$164	—	$164

Capitalized interest and direct internal costs	($111)	—	($111)
Tax rate(4)	37%	60%	40%

Note: Based on actual commodity prices through 9/30/15 and 4Q15e commodity prices of 47.90 NYMEX WTI and $2.62 per Mcf Henry Hub

(1)    Cost and expenses are expected to be within 5% of the estimates above

(2)    Total LOE includes recurring, major expense and non E&P operating expenses

(3)    Net G&A excludes one-time expenses of an estimated $38mm associated with 1Q15 reduction in force and the announced reorganization

(4)    Estimated China tax rate reflects a 25% taxation in-country, as well as an additional non-cash U.S. income tax of 35%, due to Newfield’s current tax position and its inability to utilize foreign tax credits.

4Q15e Production, Cost and Expense Guidance

	Domestic	China		Total
Production:
Oil (Mmbls)	5.5	1.3		6.8
NGLs (Mmbls)	2.3	—		2.3
Natural gas (Bcf)	32	—		32
Total (Mmboe)	13.0 – 13.4	1.3		14.3 – 14.7

Expenses ($ mm)(1)
LOE(2)	$65	$16		$81
Transportation	$55	—		$55
Production & other taxes	$14	—		$14

General & administrative (G&A), net(3)	$63	$2		$65
Interest expense	$36	—		$36

Capitalized interest and direct internal costs	($31)	—		($31)
Tax rate	37%	60%	(4)	43%

Note:  Based on 4Q15e commodity prices of 47.90 NYMEX WTI and $2.62 per Mcf Henry Hub

(1)    Cost and expenses are expected to be within 5% of the estimates above

(2)    Total LOE includes recurring, major expense and non E&P operating expenses

(3)    4Q15e net G&A excludes an estimated $4mm associated with announced reorganization

(4)    Estimated China tax rate reflects a 25% taxation in-country, as well as an additional non-cash U.S. income tax of 35%, due to Newfield’s current tax position and its inability to utilize foreign tax credits.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Oil, gas and NGL revenues	$377	$610	$1,195	$1,793

Operating expenses:
Lease operating	71	74	219	228
Transportation and processing	52	51	153	125
Production and other taxes	13	32	43	90
Depreciation, depletion and amortization	236	228	721	633
General and administrative	66	48	180	172
Ceiling test and other impairments	1,889	—	4,202	—
Other	1	10	8	15
Total operating expenses	2,328	443	5,526	1,263

Income (loss) from operations	(1,951)	167	(4,331)	530

Other income (expense):
Interest expense	(37)	(51)	(127)	(153)
Capitalized interest	8	13	23	39
Commodity derivative income (expense)	87	303	230	33
Other, net	1	1	(13)	4
Total other income (expense)	59	266	113	(77)

Income (loss) from continuing operations before income taxes	(1,892)	433	(4,218)	453

Income tax provision (benefit)	(665)	155	(1,519)	170
Income (loss) from continuing operations	(1,227)	278	(2,699)	283
Income (loss) from discontinued operations, net of tax	—	—	—	257
Net income (loss)	$(1,227)	$278	$(2,699)	$540

Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$(7.52)	$2.04	$(17.17)	$2.07
Income (loss) from discontinued operations	—	—	—	1.89
Basic earnings (loss) per share	$(7.52)	$2.04	$(17.17)	$3.96
Diluted:
Income (loss) from continuing operations	$(7.52)	$2.02	$(17.17)	$2.05
Income (loss) from discontinued operations	—	—	—	1.87
Diluted earnings (loss) per share	$(7.52)	$2.02	$(17.17)	$3.92

Weighted-average number of shares outstanding for basic earnings (loss) per share	163	137	157	137

Weighted-average number of shares outstanding for diluted earnings (loss) per share	163	138	157	138

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$7	$14
Derivative assets	334	431
Other current assets	322	495
Total current assets	663	940

Oil and gas properties, net (full cost method)	4,418	8,232
Derivative assets	148	190
Deferred taxes	49	—
Other assets	235	236
Total assets	$5,513	$9,598

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Derivative liabilities	$8	$8
Other current liabilities	710	1,093
Total current liabilities	718	1,101

Other liabilities	47	45
Derivative liabilities	6	—
Long-term debt	2,498	2,892
Asset retirement obligations	192	183
Deferred taxes	21	1,484
Total long-term liabilities	2,764	4,604

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	2,405	1,567
Accumulated other comprehensive gain (loss)	(2)	(1)
Retained earnings (deficit)	(372)	2,327
Total stockholders’ equity	2,031	3,893
Total liabilities and stockholders’ equity	$5,513	$9,598

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(2,699)	$540
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation, depletion and amortization	721	665
Deferred tax provision (benefit)	(1,544)	308
Stock-based compensation	19	15
Unrealized (gain) loss on derivative contracts	145	(139)
Ceiling test and other impairments	4,202	—
Gain on sale of Malaysia business	—	(388)
Other, net	38	1
	882	1,002
Changes in operating assets and liabilities	7	68
Net cash provided by (used in) operating activities	889	1,070

Cash flows from investing activities:
Additions to oil and gas properties and other	(1,428)	(1,578)
Proceeds from sales of oil and gas properties	86	616
Proceeds received from sale of Malaysia business, net	—	809
Redemptions of investments	—	39
Proceeds from insurance settlement, net	57	—
Net cash provided by (used in) investing activities	(1,285)	(114)

Cash flows from financing activities:
Net proceeds (repayments) under credit arrangements	(398)	(649)
Proceeds from issuance of senior notes	691	—
Repayment of senior subordinated notes	(700)	—
Proceeds from issuances of common stock, net	817	4
Other, net	(21)	(10)
Net cash provided by (used in) financing activities	389	(655)

Increase (decrease) in cash and cash equivalents	(7)	301
Cash and cash equivalents, beginning of period	14	95
Cash and cash equivalents, end of period	$7	$396

Explanation and Reconciliation of Non-GAAP Financial Measures

Earnings Stated Without the Effect of Certain Items

Earnings stated without the effect of certain items is a non-GAAP financial measure. Earnings without the effect of these items are presented because they affect the comparability of operating results from period to period. In addition, earnings without the effect of these items are more comparable to earnings estimates provided by securities analysts.

A reconciliation of earnings for the third quarter of 2015 for our continuing operations stated without the effect of certain items to net income (loss) is shown below:

3Q15
(in millions)
Net Income (loss)	$(1,227)
Ceiling test	1,889
Unrealized (gain) loss on derivative contracts(1)	44
Restructuring related costs	18
Income tax adjustment for above items	(690)
Earnings stated without the effect of the above items	$34

(1)  The calculation of “Unrealized (gain) loss on derivative contracts” for the third quarter of 2015 is as follows:

3Q15
(in millions)
Commodity derivative income (expense)	$87
Less: Realized gain (loss) on derivative contracts	131
Unrealized loss on derivative contracts	$(44)

Net Cash Provided by Operating Activities Before Changes in Operating Assets and Liabilities

Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. This measure should not be considered an alternative to net cash provided by operating activities as defined by generally accepted accounting principles.

A reconciliation of net cash provided by operating activities to net cash provided by operating activities before changes in operating assets and liabilities is shown below:

3Q15
(in millions)

Net cash provided by operating activities	$312
Net changes in operating assets and liabilities	(32)
Net cash provided by operating activities before changes in operating assets and liabilities	$280